Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Senior Director, Marketing
	Chief Financial Officer	Communications and Investor Relations
	williamlowe@kemet.com	deandimke@KEMET.com
	864.963.6484	954.766.2806

KEMET and NEC TOKIN to Expand Product Offerings and Pursue Joint Developments

Agreements Provide for Expanded Product Offerings for KEMET and NEC TOKIN Customers

Greenville, South Carolina (May 8, 2013) — KEMET Corporation (NYSE: KEM), a leading manufacturer of tantalum, ceramic, aluminum, film, paper and electrolytic capacitors, today announced that, through its wholly owned subsidiary KEMET Electronics Corporation, it has entered into two agreements with NEC TOKIN: a Development and Cross Licensing Agreement and an Amended and Restated Private Label Agreement.

“As the first of many tangible benefits from our Joint Venture with NEC TOKIN, the agreements present real benefits to both our customers and to all KEMET stakeholders. They allow us to expand our product offerings, create additional channels and accelerate the development process for new solutions,” said Per Loof, KEMET Chief Executive Officer. “These are exciting times for our customers, employees and investors,” continued Loof.

In the Development and Cross Licensing Agreement, each of KEMET and NEC TOKIN licenses to the other, on a non-exclusive basis, all of its solely owned patent rights, trade secret rights and certain other intellectual property rights, all as relate to or are useful in the development or production of valve metal capacitors (which includes tantalum and aluminum capacitors).  The Agreement provides a framework for collaborative research and development activities, including the establishment of a Technical Steering Committee.  The technical collaboration from this new arrangement should provide customers of both companies with accelerated access to next-generation products.  The Agreement also provides NEC TOKIN with access to certain of the benefits of KEMET’s vertically integrated tantalum supply chain.

In the Amended and Restated Private Label Agreement, each of KEMET and NEC TOKIN agree to make available for sale to the other, for resale to end-use customers, all of the products that it manufactures.  Each company will continue to maintain a separate sales organization and establish independent prices for their respective products.

About KEMET

KEMET’s common stock is listed on the NYSE under the symbol “KEM.” At the Investor Relations section of our web site at http://ir.kemet.com/, users may subscribe to KEMET news releases and find additional information about our Company. KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through-hole capacitor technologies across

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300   Fax: 864.963.6521

tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Certain risks and uncertainties that could cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements are described in the Company’s reports and filings with the Securities and Exchange Commission.

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